     First Citizens BancShares  Fourth Quarter 2021 Earnings Conference CallJanuary 26, 2022      Exhibit 99.2

 2  Important Notices  Forward Looking StatementsThis communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. ("BancShares"). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, and market conditions, the impacts of the global COVID-19 pandemic on BancShares’ business and customers, the financial success or changing conditions or strategies of BancShares’ customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transaction(s), including the recently completed transaction with CIT, which acquisition risks include (1) disruption from the transaction, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transaction, (4) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, and (5) difficulties experienced in the integration of the businesses.Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”), and in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended on Form 10-K/A, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the SEC.Non-GAAP MeasuresCertain measures included in this presentation are "Non-GAAP," meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. The Non-GAAP measures presented in this presentation are listed, and are reconciled to the most comparable GAAP measure, in the Non-GAAP reconciliation table(s) appearing in the Appendix.

3

Completed Merger with CIT Group, Inc.

- First Citizens (529)
- CIT Group (80)


Washington
Oregon
Nevada
California
Hawaii
Arizona
New Mexico
Colorado
Nebraska
Kansas
Oklahoma
Texas
Wisconsin
Missouri
Tennessee
West Virginia
Georgia
Florida
Maryland
Virginia
North Carolina (HQ)
South Carolina

A Nationwide Franchise with:
600+ branches in 22 states

FirstCitizens BancShares
Standalone

Scale		
$58B Total Assets	$51B Total Deposits	$32B Total Loans & Leases

120+ Year Operating History

Increased Scale (1)		
$111B Total Assets	$90B Total Deposits	$73B Total Loans and Leases

Complementary Marking Position		
46 Major MSAS Served	Top 20 US Bank by Assets	22 States Served

CIT
Standalone

Scale		
$53B Total Assets	$39B Total Deposits	$41B Total Loans & Leases

100+ Year Operating History

FirstCitizens BancShares
forever first

(1) Data as of December 31, 2021. Unless specifically noted otherwise, the financial information included in this presentation does not include the financial results of CIT.

 4  Forever First® means remembering that banking is about people first and money second.  We are a purpose-driven bank that always puts its customers first as epitomized by our motto, Forever First®  We combine the resources, convenience and services of a large national bank with the personal touch you would expect in a neighborhood bank.  We've built a track record of service, stability and reliability and never compromise the security of our customers’ assets, regardless of market trends or financial pressures.

 5  5

6

Quarterly Earnings Highlights

$ in thousands	4Q21	3Q21	4Q20	Increase (Decrease) 3Q21 $	3Q21 %	4Q20 $	4Q20 %
Net interest income	$357,402	$346,887	$358,716	$ 10,515	3.0%	$ (1,314)	(0.4)%
Noninterest income	114,259	122,944	126,765	(8,685)	(7.1)	(12,506)	(9.9)
Noninterest expense	323,188	312,819	305,373	10,369	3.3	17,815	5.8
Pre-provision net revenue[(1)]	**148,473**	**157,012**	**180,108**	**(8,539)**	**(5.4)**	**(31,635)**	**(17.6)**
Provision (benefit) for credit losses	(5,138)	(1,120)	5,403	(4,018)	358.8	(10,541)	(195.1)
Income before income taxes	**153,611**	**158,132**	**174,705**	**(4,521)**	**(2.9)**	**(21,094)**	**(12.1)**
Income taxes	30,329	34,060	36,621	(3,731)	(11.0)	(6,292)	(17.2)
Net income	**123,282**	**124,073**	**138,084**	**(791)**	**(0.6)**	**(14,802)**	**(10.7)**
Preferred dividends	4,636	4,636	4,636	—	—	—	—
Net income available to common shareholders	**$118,646**	**$119,437**	**$133,448**	**$ (791)**	**(0.7)%**	**$(14,802)**	**(11.1)%**

Key Financial Ratios & Metrics	4Q21	3Q21	2Q21	1Q21	4Q20
Earnings per share	$ 12.09	$ 12.17	$ 15.09	$ 14.53	$ 13.59
Return on average assets	0.84 %	0.88 %	1.13 %	1.16 %	1.11 %
Return on average equity	10.96	11.29	14.64	14.70	14.02
Return on average tangible common equity [(1)]	12.00	12.39	16.14	16.28	15.60
Net interest margin	2.58	2.61	2.68	2.80	3.02
Cost of deposits	0.06	0.07	0.07	0.08	0.10
Efficiency ratio [(1)]	66.31	66.09	64.61	63.35	64.28
Net charge-off ratio [(1)(2)]	(0.01)	0.06	0.03	0.04	0.07
Effective tax rate	19.74	21.54	23.06	23.01	20.96

Highlights

4Q21 vs. 3Q21

- Net income available to common shareholders totaled $118.6 million, or $12.09 per share in 4Q21 compared to $119.4 million, or $12.17 per share in 3Q21.
- Pre-provision net revenue [(1)] decreased $8.5 million primarily due to higher noninterest expense and lower realized gains on sales of AFS securities, partially offset by higher net interest income.
- The net benefit from provision for credit losses increased $4.0 million due primarily to lower net charge offs in 4Q21.

4Q21 vs. 4Q20

- Net income available to common shareholders totaled $118.6 million, or $12.09 per share in 4Q21 compared to $133.4 million, or $13.59 per share in 4Q20.
- Pre-provision net revenue [(1)] decreased $31.6 million primarily due to lower noninterest income and higher noninterest expense.
- The net benefit from provision for credit losses was $5.1 million in 4Q21 compared to provision expense of $5.4 million in 4Q20 due to lower net charge-offs and a $4.7 million reserve release in 4Q21 compared to a nominal reserve build in 4Q20.

First Citizens BancShares

forever first

(1) This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(2) Net charge-off ratio shown net of SBA-PPP loans that are guaranteed by the SBA. This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

7

Full Year Earnings Highlights

$ in thousands	2021	2020	Increase (Decrease) $	Increase (Decrease) %
Net interest income	$ 1,390,334	$ 1,388,169	$ 2,165	0.2 %
Noninterest income	508,002	476,750	31,252	6.6
Noninterest expense	1,233,510	1,188,685	44,825	3.8
Pre-provision net revenue [1]	**664,826**	**676,234**	**(11,408)**	**(1.7)**
Provision (benefit) for credit losses	(36,835)	58,352	(95,187)	(163.1)
Income before taxes	**701,661**	**617,882**	**83,779**	**13.6**
Income taxes	154,202	126,159	28,043	22.2
Net income	**547,459**	**491,723**	**55,736**	**11.3**
Preferred dividends	18,544	14,062	4,482	31.9
Net income available to common shareholders	**$ 528,915**	**$ 477,661**	**$ 51,254**	**10.7 %**

Key Financial Ratios & Metrics	YTD21	YTD20
Earnings per share	$ 53.88	$ 47.50
Return on average assets	1.00 %	1.07 %
Return on average equity	12.84	12.96
Return on average tangible common equity [1]	14.12	14.51
Net interest margin	2.66	3.17
Cost of deposits	0.07	0.17
Efficiency ratio [1]	65.11	65.11
Net charge-off ratio [1][2]	0.03	0.08
Effective tax rate	21.98	20.42

Highlights

- Net income available to common shareholders totaled $528.9 million or $53.88 per share in 2021 compared to $477.7 million or $47.50 per share in 2020.
- Pre-provision net revenue [1] decreased $11.4 million due to higher noninterest expenses only partially offset by increased noninterest income and net interest income.
- The net benefit from provision from credit losses was $36.8 million in 2021 compared to provision expense of $58.4 million in 2020 due to lower net charge offs and a $45.8 million reserve release compared to a $35.9 million reserve build in 2020 driven primarily by uncertainty surrounding COVID-19.

First Citizens BancShares

forever first

(1) This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(2) Net charge-off ratio shown net of SBA-PPP loans that are guaranteed by the SBA. This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

 4Q21 vs. 3Q21Net interest income (TE) (1) increased $10.5 million, or by 3.0%, primarily due to higher SBA-PPP loan interest and fee income of $6.5 million and higher loan (ex. SBA-PPP) and investment balances, partially offset by lower loan (ex. SBA-PPP) and investment yields.Net interest margin (TE) (1) decreased 3 bps from 2.61% to 2.58%. The largest impact was a change in the earning asset mix driven by excess liquidity, partially offset by the impact of SBA-PPP loans.4Q21 vs. 4Q20Net interest income (TE) (1) decreased $1.4 million, or by 0.4%, primarily due to a decrease in loan yields (ex. SBA-PPP) and a decrease in interest and fee income on SBA-PPP loans, largely offset by organic loan growth (ex. SBA-PPP), higher investment and overnight balances and yields, as well as lower rates paid on interest-bearing deposits.Net interest margin (TE) (1) declined 44 bps due primarily to changes in earning asset mix driven by excess liquidity and a decline in the yield on loans, partially offset by lower rates paid on interest-bearing deposits and higher investment yields.  Quarterly Net Interest Income and Margin (TE) (1) Trends  8            $359,370  $347,650  $329,407  $334,238  $336,654  $348,130  $11,720  $340,271$10,864  $347,035$12,797  $347,451$10,797  $357,950$9,820  3.02%  2.80%  2.68%  2.61%  2.58%  NII (excl. PCD)    PCD NII        NIM  4Q20  1Q21  2Q21  3Q21  4Q21  $200,000  $300,000  $400,000  $500,000  0.00%  1.00%  2.00%  3.00%  4.00%    Net Interest Income & Margin (TE) (1)  (1) Taxable-equivalent (TE) net interest income and TE net interest margin presented above.    Highlights

 Net Interest Margin (TE) (1) Rollforward - Drivers of Margin Compression  9                        2.61%  (8) bps  (2) bps  +7 bps  2.58%  3Q21  Earning Asset Mix  Investment Yield  SBA-PPP  4Q21                                    3.02%  (42) bps  (8) bps  (2) bps  +1 bps  +3 bps  +4 bps  2.58%  4Q20  Earning Asset Mix  Loan Yield  SBA-PPP  Debt Rate  Investment Yield  Deposit Costs  4Q21  NIM Rollforwards  3Q21 to 4Q21  4Q20 to 4Q21                (1) Taxable-equivalent (TE) net interest income and TE net interest margin presented above.

10

Quarterly Average Balances and Yields (TE) [(1)]

Average Balance and Yield (TE) Analysis ($ in thousands) [(1)]

	4Q21			3Q21			4Q20			Change vs 3Q21			Change vs 4Q20		
	Avg. Balance	Income/ Expense [(1)]	Yield/ Rate	Avg. Balance	Income/ Expense [(1)]	Yield/ Rate	Avg. Balance	Income/ Expense [(1)]	Yield/ Rate	Avg. Balance	Income/ Expense [(1)]	Yield/ Rate	Avg. Balance	Income/ Expense [(1)]	Yield/ Rate
Non-PCD loans & leases	$ 32,131,037	$ 318,961	3.90 %	$ 32,322,918	$ 308,941	3.76 %	$ 32,485,088	$ 333,581	4.04 %	$ (191,881)	$ 10,020	0.14 %	$ (354,051)	$ (14,620)	(0.14)%
PCD loans & leases	356,997	9,820	10.89	384,673	10,797	11.10	479,302	11,720	9.69	(27,676)	(977)	(0.21)	(122,305)	(1,900)	1.20
Total loans & leases [(2)]	**32,488,033**	**328,781**	**3.98**	**32,707,591**	**319,738**	**3.85**	**32,964,390**	**345,300**	**4.12**	**(219,558)**	**9,043**	**0.13**	**(476,357)**	**(16,519)**	**(0.14)**
Investment securities	11,424,103	39,724	1.39	10,707,519	39,286	1.47	9,889,124	31,211	1.26	716,584	438	(0.08)	1,534,979	8,513	0.13
Overnight investments	10,689,674	4,050	0.15	8,956,055	3,395	0.15	4,069,309	1,019	0.10	1,733,619	655	—	6,620,365	3,031	0.05
Total interest earning assets	**$ 54,601,810**	**$ 372,555**	**2.69 %**	**$ 52,371,165**	**$ 362,419**	**2.73 %**	**$ 46,922,823**	**$ 377,530**	**3.17 %**	**$2,230,645**	**$ 10,136**	**(0.04)%**	**$7,678,987**	**$ (4,975)**	**(0.48)%**
Interest bearing deposits	$ 29,009,284	$ 7,832	0.11 %	$ 27,768,225	$ 8,073	0.12 %	$ 24,466,229	$ 11,057	0.18 %	$1,241,059	$ (241)	(0.01)%	$4,543,055	$ (3,225)	(0.07)%
Customer repurchase obligations	650,123	260	0.16	672,114	358	0.21	684,311	374	0.22	(21,991)	(98)	(0.05)	(34,188)	(114)	(0.06)
Other borrowings	1,217,099	6,513	2.12	1,222,452	6,537	2.12	1,250,682	6,729	2.13	(5,353)	(24)	—	(33,583)	(216)	(0.01)
Total interest bearing liabilities	**$ 30,876,506**	**$ 14,605**	**0.19 %**	**$ 29,662,791**	**$ 14,968**	**0.20 %**	**$ 26,401,222**	**$ 18,160**	**0.27 %**	**$1,213,715**	**$ (363)**	**(0.01)%**	**$4,475,284**	**$ (3,555)**	**(0.08)%**
Total taxable equivalent net interest income		$ 357,950			$ 347,451			$ 359,370							
Net interest spread			2.50 %			2.53 %			2.90 %			(0.03)			(0.40)
Taxable equivalent net interest income and NIM		**$ 357,950**	**2.58 %**		**$ 347,451**	**2.61 %**		**$ 359,370**	**3.02 %**		**$ 10,499**	**(0.03)%**		**$ (1,420)**	**(0.44)%**
Taxable equivalent net interest income and NIM excluding PCD and SBA-PPP		$ 321,622	2.37 %		$ 316,620	2.47 %		$ 305,423	2.76 %		$ 5,002	(0.10)%		$ 16,199	(0.39)%

First Citizens BancShares

forever first

(1) Taxable-equivalent (TE) net interest income, TE yields and TE net interest margin presented above.
(2) Total loans & leases include PCD and non-PCD loans, nonaccrual loans and loans held for sale.

11

Noninterest Income

Summary ($ in millions)



$127
$28
$23
$19
$6
$11
$16
$24
Core: $103
$137
$32
$22
$20
$9
$13
$16
$25
Core: $112
$134
$32
$22
$22
$9
$6
$16
$27
Core: $107
$123
$32
$25
$23
$8
$6
$18
$11
Core: $112
$114
$33
$26
$21
$7
$6
$18
$3
Core: $111
4Q20
1Q21
2Q21
3Q21
4Q21
Other income (non-core) (1)
Mortgage
Cardholder services (net)
Wealth management services
Other income (core)
Merchant services (net)
Service charges on deposits

Highlights

4Q21 vs. 3Q21

Noninterest income decreased by $8.7 million primarily due to the following:

- $8.1 million decrease in other income (non-core) [(1)] due to lower securities gains.

4Q21 vs. 4Q20

Noninterest income decreased by $12.5 million primarily due to the following:

- $21.2 million decrease in other income (non-core) [(1)] primarily due to the following:
  - $15.9 million decrease in fair value adjustments on marketable equity securities;
  - $5.3 million decrease in securities gains, partially offset by:
- $8.6 million increase in core noninterest income driven by the following:
  - $5.3 million increase in wealth management services driven by higher advisory and brokerage fees and trust income;
  - $3.6 million increase in service charges on deposits;
  - $2.6 million increase in cardholder services income, net driven by increased transaction volume; partially offset by a;
  - $6.0 million decrease in mortgage income driven by lower gain on sale and production volume.

First Citizens BancShares
forever first

(1) Other income (non-core) includes fair value adjustments on marketable equity securities, realized gains (losses) on AFS securities, and gains (losses) on extinguishment of debt. This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

12

Noninterest Expense

Summary ($ in millions)



$305
$9
$53
$61
$182
Core: $296
$296
$10
$43
$59
$184
Core: $286
$302
$9
$47
$57
$189
Core: $293
$313
$10
$51
$59
$193
Core: $303
$323
$12
$58
$60
$193
Core: $311
4Q20
1Q21
2Q21
3Q21
4Q21
Personnel
Other expenses (core)
Occupancy & equipment
Other expenses (non-core) (1)

Efficiency Ratio[2] Trending

	4Q20	1Q21	2Q21	3Q21	4Q21
Efficiency Ratio	64.28 %	63.35 %	64.61 %	66.09 %	66.31 %

Highlights

4Q21 vs. 3Q21

Noninterest expense increased by $10.4 million primarily due to the following:

- $6.8 million increase in other expenses (core) driven by a $1.4 million increase in foreclosure and collection expense, a $1.0 million increase in consulting costs, and a $4.4 million increase in various other expenses;
- $2.6 million increase in other expenses (non-core) [1] due to merger-related expenses.

Efficiency ratio [2] was 66.31% in 4Q21, up from 66.09% in 3Q21. The increase was due to a 2.6% increase in core noninterest expense compared to a 2.2% decrease in core noninterest income.

4Q21 vs. 4Q20

Noninterest expense increased by $17.8 million primarily due to the following:

- $10.8 million increase in personnel expense driven by annual merit increases, increases in revenue-driven incentives, and an increase in temporary personnel costs;
- $4.8 million increase in other expenses (core) driven by a $3.7 million increase in third party service fees due to continued investment in digital and technology to support revenue-generating businesses and improve internal processes;
- $3.6 million increase in other expenses (non-core) [1] driven by merger-related expenses.

Efficiency ratio [2] was 66.31% in 4Q21, up from 64.28% in 4Q20. The increase was due to a 4.8% increase in core noninterest expense compared to a 1.6% increase in core noninterest income.

First Citizens BancShares

forever first

(1) Other expenses (non-core) include merger-related expense and intangible amortization. This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(2) Efficiency ratio is a Non-GAAP measure and is calculated as adjusted noninterest expense divided by net revenue (net interest income plus adjusted noninterest income). For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

13

Balance Sheet Highlights & Key Financial Ratios

($ in millions, except per share amounts)	4Q21	3Q21	4Q20	Change vs. 3Q21	Change vs. 4Q20
Assets					
Cash and due from banks	$ 338	$ 337	$ 362	$ 1	$ (24)
Overnight investments	9,115	9,875	4,347	(760)	4,768
Investment securities	13,110	10,875	9,923	2,235	3,187
Assets held for sale	99	98	125	1	(26)
Non-PCD loans	32,034	32,143	32,329	(109)	(295)
PCD loans	338	373	463	(35)	(125)
Loans and leases	32,372	32,516	32,792	(144)	(420)
Allowance for credit losses	(178)	(183)	(224)	5	46
Net loans and leases	32,193	32,333	32,568	(139)	(375)
Other assets	3,453	3,384	2,633	68	820
Total assets	**$ 58,308**	**$ 56,902**	**$ 49,958**	**$ 1,406**	**$ 8,350**
Liabilities and shareholders' equity					
Noninterest-bearing deposits	$ 21,405	$ 21,514	$ 18,014	$ (109)	$ 3,391
Interest-bearing deposits	30,001	28,551	25,418	1,450	4,583
Total deposits	51,406	50,065	43,432	1,341	7,974
Other liabilities	2,165	2,256	2,297	(91)	(132)
Shareholders' equity	4,737	4,581	4,229	156	508
Total liabilities and shareholders' equity	**$ 58,308**	**$ 56,902**	**$ 49,958**	**$ 1,406**	**$ 8,350**
Key Financial Ratios:					
Book value per share [1]	$ 447.95	$ 432.07	$ 396.21	$ 15.88	$ 51.74
Tangible book value per share [1]	410.74	394.15	357.35	16.59	53.39
Loan to deposit ratio	62.97 %	64.95 %	75.50 %	(1.98)%	(12.53)%
ACL to total loans and leases:					
Non-PCD [1][2]	0.52	0.53	0.67	(0.01)	(0.15)
PCD	4.38	4.94	5.18	(0.56)	(0.80)
Total [1][2]	0.56	0.58	0.74	(0.02)	(0.18)
Noninterest bearing deposits to total deposits	41.64	42.97	41.48	(1.33)	0.16

Highlights

4Q21 vs 3Q21

- Investment securities increased $2.2 billion due to the purchasing of US Treasuries to deploy excess liquidity created by deposit growth.
- Loans decreased $144 million, or by 1.8% annualized, primarily due to $593 million in SBA-PPP loan forgiveness, partially offset by $449 million in organic growth (5.7% annualized). This organic growth was driven by commercial and industrial loans as well as owner occupied commercial mortgages.
- Deposits increased $1.3 billion, or by 10.6% annualized, driven by organic growth.

4Q21 vs 4Q20

- Overnight investments and investment securities increased by $4.8 billion and $3.2 billion, respectively, funded primarily by deposit growth. New investment purchases were primarily in MBS, CMBS, and US Treasuries.
- Loans decreased $420 million, or by 1.3%, primarily due to a $1.9 billion net decrease in SBA-PPP loans as forgiveness payments outpaced fundings, partially offset by $1.5 billion in organic growth (4.9%) driven by growth in owner occupied commercial mortgages and commercial and industrial loans.
- Deposits increased $8.0 billion, or by 18.4%, driven by organic growth.

First Citizens BancShares

(1) This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(2) Allowance ratio shown net of SBA-PPP loans that are guaranteed by the SBA.

forever first

                                                                                                 $32,792  $33,181  $32,690  $32,516  $32,372  $20,152  $9,771  $9,651  $9,802  $9,914  $9,754  $373  $2,406$463  $2,770$433  $1,698$397  $1,087  $439348  $20,327 61.3% $20,793 63.6% $21,142 65.0% $21,786 67.3%  Commercial      Consumer      PCD loans      SBA-PPP      4Q20  1Q21  2Q21  3Q21  4Q21  $0  $5,000  $10,000  $15,000  $20,000  $25,000  $30,000  $35,000  Loan Composition ($ in millions)  Loans and Leases  14  8.3%1.3%  29.1%  5.2%1.2%  30.0%  3.3%1.2%  30.5%  1.5%1.1%  30.1%  Highlights  Quarter to Date Annualized and Year over Year Growth  4Q21 vs. 3Q21:  Total Loans (1.8)%, Adjusted Loans (1) 5.7%Loans decreased $144 million, or by 1.8% on an annualized basis primarily due to a $593 million net decrease in SBA- PPP loans, partially offset by $449 million in organic growth driven primarily by commercial and industrial loans as well as owner-occupied commercial mortgages.  4Q21 vs. 4Q20:  Total Loans (1.3)%, Adjusted Loans (1) 4.9%Loans decreased $420 million, or by 1.3%, primarily due to a$1.9 billion net decrease in SBA-PPP loans, partially offset by$1.5 billion in organic growth driven primarily by owner- occupied commercial mortgages and commercial and industrial loans.  7.3%1.4%  29.8%  61.5%  (1) Adjusted for SBA-PPP loans. This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the "Loans excluding SBA-PPP" reconciliation in the Appendix.

 15  Nonperforming Assets (1)  Provision (Benefit) for Credit Losses                        $ in thousands  $5,025  $2,689  $1,954  $4,781  $(437)  0.07%  0.04%  0.03%  0.06%  NCO $    4Q20 1Q21 2Q21 3Q21 4Q21NCO Ratio  $(2,500)  $0  $2,500  $5,000  $7,500  (0.05)%  0.00%  0.05%  0.10%  0.15%  Net Charge-Offs (NCO) & Ratio (1)                          $ in thousands  $242,373 $243,046 $231,149  $204,424  $159,634  0.80%  0.80%  0.74%  0.65%  0.50%    4Q20 1Q21 2Q21 3Q21 4Q21Nonperforming $ Nonperforming Ratio  $0  $100,000  $200,000  $300,000  $400,000 2.00%  0.00%  0.50%  1.00%  1.50%  Quarterly Credit Quality Trends                            $ in thousands  $224,314  $210,651  $189,094  $183,194  $178,493  $200,327  $187,716  $170,354  $164,756  $163,691  $23,987  $22,935  $18,740  $18,438  $14,802  0.74%  0.69%  0.61%  0.58%  0.56%      4Q20 1Q21Non-PCD ACL  2Q21 3Q21PCD ACL  4Q21Allowance Ratio  $125,000  $150,000  $175,000  $200,000  $225,000  $250,000 4.00%  1.00%  2.00%  3.00%  Allowance & Allowance Ratio (1)  (1) Net charge-off, allowance, and nonperforming assets ratios exclude SBA-PPP loans. Nonperforming assets ratio is total nonperforming assets divided by total loans and other real estate. This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.        $ in thousands  $5,403  $(10,974)  $(1,120)  $(5,138)  $(19,603)4Q20 1Q21 2Q21 3Q21Provision (Benefit) for Credit Losses    4Q21  $(30,000)  $(20,000)  $(10,000)  $0  $10,000  $20,000  $30,000  On Day 1 of CECL adoption (January 1, 2020), ACL was 0.65% of total loans.      (0.01%)

 16  Nonperforming Assets (1)  Provision (Benefit) for Credit Losses                          $ in thousands  $22,594  $26,648  $30,012  $22,448  $8,986  0.10%  0.11%  0.11%  0.08%  0.03%  NCO $    2019 2020NCO Ratio  2017  2018  2021  $0  $7,000  $14,000  $21,000  $28,000  $35,000  0.00%  0.05%  0.10%  0.15%  0.20%  0.25%  Net Charge-Offs (NCO) & Ratio (1)                          $ in thousands  $144,255 $133,852  $168,280  $242,373  $159,634  0.61%  0.52%  0.58%  0.80%  0.50%  2017 2018Nonperforming $    2019 2020 2021Nonperforming Ratio  $0  $100,000  $200,000  $300,000 2.00%  0.00%  0.50%  1.00%  1.50%  Annual Credit Quality Trends                            $ in thousands  $221,893  $223,712  $178,493  $211,867  $214,568  $217,605  $200,327  $163,691  $10,026  $9,144  $225,141 $224,314$7,536  $23,987  $14,802  0.94%  0.88%  0.78%  0.74%  0.56%      Non-PCD ACL PCD ACL Allowance Ratio  2017  2018  2019  2020  2021  $125,000  $150,000  $175,000  $200,000  $225,000  $250,000 5.00%  0.00%  1.00%  2.00%  3.00%  4.00%  Allowance & Allowance Ratio (1)  (1) Net charge-off, allowance, and nonperforming assets ratios for 2021 and 2020 exclude SBA-PPP loans. Nonperforming assets ratio is total nonperforming assets divided by total loans and other real estate. This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.        $ in thousands  $25,692  $28,468  $31,441  $58,352  $(36,835)    2017 2018 2019Provision (Benefit) for Credit Losses  2020  2021  $(80,000)  $(40,000)  $0  $40,000  $80,000

17

Allowance for Credit Losses (ACL)

Allowance Rollforward

$ in thousands	Non-PCD	PCD	Total
ACL as of December 31, 2020	$ 200,327	$ 23,987	$ 224,314
Charge-offs	(33,105)	(2,317)	(35,422)
Recoveries	18,975	7,461	26,436
Net (charge-offs) recoveries	$ (14,130)	$ 5,144	$ (8,986)
Provision for credit losses	(22,506)	(14,329)	(36,835)
ACL as of December 31, 2021	$ 163,691	$ 14,802	$ 178,493

Credit Quality Ratios (1)

	4Q21	3Q21	2Q21	1Q21	4Q20	YTD21	YTD20
ACL to Non-PCD loans	0.52%	0.53%	0.56%	0.63%	0.67%	0.52%	0.67%
ACL to PCD loans	4.38	4.94	4.73	5.30	5.18	4.38	5.18
Allowance ratio	0.56%	0.58%	0.61%	0.69%	0.74%	0.56%	0.74%
NCO ratio	(0.01)%	0.06%	0.03%	0.04%	0.07%	0.03%	0.08%
Coverage ratio[2]	NM	9.67	20.33	17.25	10.57	18.67	9.25

Highlights

- Portfolio remains stable with strong credit quality.
- Net charge-off ratio is near historic lows at 3 bps for the year ended December 31, 2021.
- Provision credit of $36.8 million in YTD21 was driven primarily by a $45.8 million reserve release due to improved macroeconomic factors and continued strong credit performance, partially offset by net charge-offs of $9.0 million.

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(1) Ratios shown net of SBA-PPP loans that are guaranteed by the SBA. This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix..
(2) Coverage ratio defined as: Allowance ratio / NCO ratio.

 Quarter to Date Annualized and Year over Year Growth  4Q21 vs. 3Q21: Total Deposits 10.6%  Increase of $1.3 billion, or 10.6%, on an annualized basis, driven primarily by growth in checking with interest accounts of $925 million, money market accounts of $444 million, and savings accounts of $173 million.  4Q21 vs. 4Q20: Total Deposits 18.4%  Increase of $8.0 billion, or 18.4%, driven primarily by growth in noninterest-bearing deposits of $3.4 billion, checking with interest accounts of $2.1 billion, money market accounts of $2.0 billion, savings accounts of$932 million, partially offset by a decrease in time deposits of $408 million.  Deposits  Deposit Composition ($ in millions)  Highlights  18                                                                                    $43,432  $47,331  $48,411  $50,065  $51,406  $18,014  $20,515  $20,974  $21,514  $21,405  $11,377  $13,439  $2,889  $2,481 4.8%  $14,826 28.9%      2Q21 3Q21Checking with interest Time deposits          4Q20 1Q21Noninterest-bearing deposits Money market & savings      4Q21  $5,000$0  $10,000  $15,000  $20,000  $25,000  $30,000  $35,000  $40,000  $45,000  $50,000  $55,000  41.6%  $2,573 5.1%  $14,209 28.4%  $11,769 $12,69423.5% 24.7%  43.0%  $2,621 5.4%  27.8%  23.5%  43.3%  $2,729 5.8%  $13,267 28.0%  $10,82022.9%  43.3%  6.6%  $11,937 27.5%  $10,59224.4%  41.5%

 Highlights  19  Funding Mix  4Q21 3Q21 2Q21 1Q21 4Q20                    3Q21  4Q20  Total deposits  $ 51,406 96.6%  $ 50,065  96.4%  $ 48,411  96.2%  $ 47,331  96.1%  $ 43,432  95.8%  $ 1,341 $ 7,974    Securities sold under customer                        repurchase agreements  589 1.1  664  1.3  693  1.4  681  1.4  641  1.4  (75) (52)    FHLB advances  645 1.2  646  1.2  647  1.3  649  1.3  655  1.5  (1) (10)    Subordinated debt  478 1.0  497  1.0  497  1.0  497  1.0  505  1.1  (19) (27)    Unsecured borrowings  72 0.1  76  0.1  80  0.1  84  0.2  88  0.2  (4) (16)    Total deposits and borrowed funds  $ 53,190 100.0%  $ 51,948  100.0%  $ 50,328  100.0%  $ 49,242  100.0%  $ 45,321  100.0%  $ 1,242  $ 7,869  Change vs.                0.10%  0.08%  0.07%  0.07%  0.06%  0.18%  0.14%  0.13%  0.12%  0.11%  0.27%  0.23%  0.21%  0.20%  0.19%              Cost of DepositsCost of Interest-Bearing Deposits Cost of Interest-Bearing Liabilities  QTD 4Q20  QTD 1Q21  QTD 2Q21  QTD 3Q21  QTD 4Q21  0.00%  0.10%  0.20%  0.30%  0.40%  4Q21 vs. 3Q21No noteworthy changes in funding mix or cost of interest-bearing liabilities.  4Q21 vs. 4Q20  No noteworthy changes in funding mix.  Cost of interest-bearing liabilities decreased 8 bps driven by maturing time deposits and a reduction in money market rates.  Total cost of deposits decreased 4 bps due to a decline in cost of interest-bearing deposits.  Summary ($ in millions)  Cost of Funds

 Capital Ratios  Capital levels remain strong and in excess of the capital conservation buffer.Year-to-date net income before preferred dividends of $547.5 million contributed to a 165 bps increase in risk-based capital ratios.The decline in the Tier 1 Leverage ratio was due to sustained deposit growth.Tangible book value per share (3) growth of 14.9% since December 31, 2020, supported by strong earnings.    Risk-Based Capital Total Tier 1 CET1      Tier 1 Leverage            December 31, 2020  13.81%  11.63%  10.61%  7.86 %  Net income  1.65  1.65  1.65  1.12  Change in RWA or AA (2)  (0.85)  (0.73)  (0.68)  (1.34)  Common dividends  (0.06)  (0.06)  (0.06)  (0.04)  Preferred dividends  (0.06)  (0.06)  (0.06)  (0.04)  Other  (0.14)  0.04  0.04  0.03  December 31, 2021  14.35%  12.47%  11.50%  7.59 %  Change since Q4 2020  0.54%  0.84%  0.89%  (0.27)%  20  Highlights  Capital amounts and ratios for 4Q21 are preliminary.RWA: risk-weighted assets. AA: average assets. RWA impacts total, Tier 1, and CET1 risk-based capital ratios. AA impacts Tier 1 leverage ratio.This is a Non-GAAP measure. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.          10.61%  11.00%  11.14%  11.34%  11.50%  14.14%  14.30%  14.35%  13.81%11.63%  12.02%  14.15%12.13%  12.32%  12.47%  CET1    Tier 1    Total    4Q20  1Q21  2Q21  3Q21  4Q21  0.00%  5.00%  10.00%  15.00%  Trending Risk-Based Capital Ratios (1)  Capital Ratio Rollforward (1)          $396.21  $405.59  $421.39  $432.07  $447.95  $357.35  $367.07  $383.19  $394.15  $410.74    BVPS      TBVPS  4Q20  1Q21  2Q21  3Q21  4Q21  $325  $350  $375  $400  $425  $450  $475  Book Value and Tangible Book Value Per Share (3)

 Appendix

22

CIT Group, Inc. (in millions, unaudited)

Income Statement	Quarters Ended			Years Ended	
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest income					
Interest and fees on loans	$ 340.6	$ 341.9	$ 387.2	$ 1,402.2	$ 1,667.8
Other interest and dividends	21.8	17.9	28.0	81.2	131.2
Total interest income	**362.4**	**359.8**	**415.2**	**1,483.4**	**1,799.0**
Interest expense					
Interest on deposits	44.7	47.3	77.7	203.9	475.8
Interest on borrowings	55.0	55.7	61.9	225.2	257.5
Total interest expense	**99.7**	**103.0**	**139.6**	**429.1**	**733.3**
Net interest revenue	**262.7**	**256.8**	**275.6**	**1,054.3**	**1,065.7**
Provision for credit losses	(70.7)	(67.1)	(0.5)	(327.4)	800.3
Net interest revenue, after credit provision	**333.4**	**323.9**	**276.1**	**1,381.7**	**265.4**
Noninterest income					
Rental Income on operating lease equipment	204.2	186.2	198.9	773.3	810.9
Other noninterest income	147.6	124.7	161.3	662.9	540.5
Total noninterest income	**351.8**	**310.9**	**360.2**	**1,436.2**	**1,351.4**
Noninterest expense					
Depreciation on operating lease equipment	88.1	85.1	85.5	340.7	327.4
Maintenance and other operating lease expenses	52.1	50.5	54.2	209.0	212.5
Operating expenses	245.4	268.2	319.6	1,038.8	1,309.9
Goodwill impairment	0	0	140.4	0	485.1
Loss (gain) on debt extinguishment and deposit redemption	0.2	0	0.1	0.3	(14.7)
Total noninterest expenses	**385.8**	**403.8**	**599.8**	**1,588.8**	**2,320.2**
Income (loss) before provision (benefit) for income taxes	**299.4**	**231.0**	**36.5**	**1,229.1**	**(703.4)**
Provision (benefit) for income taxes	83.3	55.5	27.9	306.8	(88.1)
Net Income (loss)	**$ 216.1**	**$ 175.5**	**$ 8.6**	**$ 922.3**	**$ (615.3)**
Less: preferred stock dividends	12.2	2.8	12.2	30.1	31.1
Net Income (loss) available to common shareholders	**$ 203.9**	**$ 172.7**	**$ (3.6)**	**$ 892.2**	**$ (646.4)**

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 23  CIT Group, Inc. (in millions, unaudited)  Balance Sheet  Quarters Ended      December 31, 2021  September 30, 2021 December 31, 2020  Assets      Total cash and interest bearing cash  $ 3,016.1  $ 4,598.5 $ 4,011.7  Securities purchased under agreement to resell  0  100.0 150.0  Investment securities  6,813.7  5,775.2 6,889.0  Assets held for sale  53.3  95.8 721.2  Loans  32,839.6  33,461.0 36,144.6  Allowance for credit losses  (712.3)  (790.4) (1,063.8)  Loans, net of allowance for credit losses  32,127.3  32,670.6 35,080.8  Operating lease equipment, net  8,024.3  7,937.5 7,836.6  Bank-owned life insurance  1,201.5  1,193.4 1,168.8  Other assets  2,003.4  2,049.0 2,248.5  Total assets  $ 53,239.6  $ 54,420.0 $ 58,106.6        Liabilities      Deposits  $ 39,357.9  $ 40,237.3 $ 43,071.6  Credit balances of factoring clients  1,533.5  1,556.6 1,719.9  Other liabilities  1,793.3  2,203.9 1,754.9  Borrowings      FHLB advances  0  0 1,100.0  Other secured and structured financings  14.2  12.0 6.1  Senior unsecured  3,741.9  3,740.3 4,236.3  Subordinated unsecured  495.4  495.3 494.9  Total borrowings  4,251.5  4,247.6 5,837.3  Total liabilities  $ 46,936.2  $ 48,245.4 $ 52,383.7    $ 525.0    Equity      Stockholders' equity      Preferred Stock    $ 525.0 $ 525.0  Common Stock  1.6  1.6 1.6  Paid-in capital  6,932.3  6,930.1 6,892.0  Retained earnings  2,180.3  2,011.0 1,428.3  Accumulated other comprehensive income (loss)  (163.6)  (121.2) 35.7  Treasury stock, at cost  (3,172.2)  (3,171.9) (3,159.7)  Total common stockholders' equity  5,778.4  5,649.6 5,197.9  Total equity  6,303.4  6,174.6 5,722.9  Total liabilities and equity  $ 53,239.6  $ 54,420.0 $ 58,106.6

24

Reconciliation of GAAP to Non-GAAP Measures

INCOME STATEMENT DATA	Quarter-to-Date					Year-to-Date	
In thousands	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Pre-Provision Net Revenue							
Income before income taxes	$ 153,611	$ 158,132	$ 198,568	$ 191,349	$ 174,705	$ 701,661	$ 617,882
Less: Provision (credit) for credit losses	(5,138)	(1,120)	(19,603)	(10,974)	5,403	(36,835)	58,352
Pre-provision net revenue	$ 148,473	$ 157,012	$ 178,965	$ 180,375	$ 180,108	$ 664,826	$ 676,234
Other Income (non-core)							
Securities gains	$ —	$ 8,082	$ 15,830	$ 9,207	$ 5,281	$ 33,119	$ 60,253
Fair value adjustments on equity securities	3,066	3,350	11,654	16,011	18,934	34,081	29,395
Loss on extinguishment of debt	—	—	—	(17)	—	(17)	—
Other income (non-core)	$ 3,066	$ 11,432	$ 27,484	$ 25,201	$ 24,215	$ 67,183	$ 89,648
Other Expenses (non-core)							
Merger-related expense	$ 9,862	$ 7,013	$ 5,769	$ 6,819	$ 5,342	$ 29,463	$ 17,450
Amortization of core deposit and other intangible assets	2,593	2,857	3,082	3,328	3,540	11,860	15,391
Other expenses (non-core)	$ 12,455	$ 9,870	$ 8,851	$ 10,147	$ 8,882	$ 41,323	$ 32,841

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25

Reconciliation of GAAP to Non-GAAP Measures

INCOME STATEMENT DATA In thousands	Quarter-to-Date December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	Year-to-Date December 31, 2021	December 31, 2020
Adjusted Noninterest Income							
Total noninterest income	$ 114,259	$ 122,944	$ 134,150	$ 136,649	$ 126,765	$ 508,002	$ 476,750
Less: Securities gains	—	8,082	15,830	9,207	5,281	33,119	60,253
Less: Fair value adjustments on equity securities	3,066	3,350	11,654	16,011	18,934	34,081	29,395
Less: Loss on extinguishment of debt	—	—	—	(17)	—	(17)	—
Adjusted noninterest income	$ 111,193	$ 111,512	$ 106,666	$ 111,448	$ 102,550	$ 440,819	$ 387,102
Adjusted Noninterest Expense							
Total noninterest expense	$ 323,188	$ 312,819	$ 301,578	$ 295,926	$ 305,373	$ 1,233,510	$ 1,188,685
Less: Merger-related expense	9,862	7,013	5,769	6,819	5,342	29,463	17,450
Less: Amortization of core deposit and other intangible	2,593	2,857	3,082	3,328	3,540	11,861	15,391
Adjusted noninterest expense	$ 310,733	$ 302,949	$ 292,727	$ 285,779	$ 296,491	$ 1,192,186	$ 1,155,844
Efficiency Ratio							
Adjusted noninterest expense (numerator)	$ 310,733	$ 302,949	$ 292,727	$ 285,779	$ 296,491	$ 1,192,186	$ 1,155,844
Net interest income	357,402	346,886	346,393	339,652	358,716	1,390,334	1,388,169
Adjusted noninterest income	111,193	111,512	106,666	111,448	102,550	440,819	387,102
Net revenue (denominator)	$ 468,595	$ 458,398	$ 453,059	$ 451,100	$ 461,266	$ 1,831,153	$ 1,775,271
Efficiency ratio	66.31 %	66.09 %	64.61 %	63.35 %	64.28 %	65.11 %	65.11 %

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26

Reconciliation of GAAP to Non-GAAP Measures

BALANCE SHEET DATA In millions	Quarter-to-Date December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	Year-to-Date December 31, 2021	December 31, 2020
SBA-PPP Impact on Loans and Deposits							
Total loans	$ 32,372	$ 32,516	$ 32,690	$ 33,181	$ 32,792	$ 32,372	$ 32,792
Less: SBA-PPP loans	494	1,087	1,698	2,770	2,406	494	2,406
Loans excluding SBA-PPP	$ 31,878	$ 31,429	$ 30,992	$ 30,411	$ 30,386	$ 31,878	$ 30,386
Average loans	$ 32,388	$ 32,608	$ 33,042	$ 32,970	$ 32,854	$ 32,750	$ 31,507
Less: Average SBA-PPP loans	760	1,403	2,323	2,645	2,842	1,777	1,969
Average loans excluding SBA-PPP	$ 31,628	$ 31,205	$ 30,719	$ 30,325	$ 30,012	$ 30,973	$ 29,538
Allowance for Credit Loss Ratios							
Allowance Ratio							
Total allowance for credit losses	$ 178	$ 183	$ 189	$ 211	$ 224	$ 178	$ 224
Total loan balance excluding SBA-PPP	31,878	31,429	30,992	30,411	30,386	31,878	30,386
Allowance ratio excluding SBA-PPP	0.56 %	0.58 %	0.61 %	0.69 %	0.74 %	0.56 %	0.74 %
Non-PCD allowance for credit losses	$ 164	$ 165	$ 170	$ 188	$ 200	$ 164	$ 200
Non-PCD loan balance excluding SBA-PPP	31,540	31,056	30,595	29,978	29,923	31,540	29,923
Non-PCD allowance ratio excluding SBA-PPP	0.52 %	0.53 %	0.56 %	0.63 %	0.67 %	0.52 %	0.67 %
Nonperforming Assets Ratio							
Nonperforming assets	$ 160	$ 204	$ 231	$ 243	$ 242	$ 160	$ 242
Loan balance excluding SBA-PPP	31,878	31,429	30,992	30,411	30,386	31,878	30,386
Other real estate owned (OREO)	39	41	44	49	50	39	50
Loan balance excluding SBA-PPP & OREO (denominator)	31,917	31,470	31,036	30,460	30,436	31,917	30,436
Non-Performing assets ratio excluding SBA-PPP	0.50 %	0.65 %	0.74 %	0.80 %	0.80 %	0.50 %	0.80 %
Net Charge-Off Ratio							
Net charge-offs	$ —	$ 5	$ 2	$ 3	$ 5	$ 9	$ 22
Average loan balance excluding SBA-PPP	31,628	31,205	30,719	30,325	30,012	30,973	29,538
Net charge-off ratio excluding SBA-PPP	(0.01)%	0.06 %	0.03 %	0.04 %	0.07 %	0.03 %	0.08 %

First Citizens BancShares
forever first

$ 4,737(340)  $ 4,229(340)  4,397  3,889  (346)  (350)  (19)  (31)  $ 4,032  $ 3,508  $ 528,915  $ 477,661  $ 4,460,722  $ 3,954,007  339,937  274,015  4,120,785  3,679,992  350,286  350,002  25,075  38,315  $ 3,745,424  $ 3,291,675  14.12%  14.51%  $ 4,737(340)  $ 4,581(340)  $ 4,476(340)  $ 4,322(340)  $ 4,229(340)  4,397  4,241  4,136  3,982  3,889  (346)  (350)  (350)  (350)  (350)  (19)  (22)  (25)  (28)  (31)  $ 4,032  $ 3,869  $ 3,761  $ 3,604  $ 3,508  $ 118,646  $ 119,436  $ 148,152  $ 142,680  $ 133,448  $ 4,632,918  $ 4,536,592  $ 4,398,173  $ 4,275,204  $ 4,126,095  339,937  339,937  339,937  339,937  339,937  4,292,981  4,196,655  4,058,236  3,935,267  3,786,158  350,252  350,298  350,298  350,298  350,298  20,686  23,419  26,493  29,820  33,043  $ 3,922,044  $ 3,822,939  $ 3,681,445  $ 3,555,149  $ 3,402,817  12.00%  12.39% 16.14% 16.28% 15.60 %        Quarter-to-Date  Year-to-Date  BALANCE SHEET DATAIn millions  December 31, September 30,2021 2021  June 30,2021  March 31,2021  December 31,2020  December 31, December 31,2021 2020  Common Equity and Tangible Common EquityShareholders' equity Preferred stockCommon equityLess: GoodwillLess: Core deposit and other intangible assetsTotal tangible common equityReturn on Average Tangible Common Shareholder's Equity Net income available to common shareholdersAverage shareholders' equity Less: Average preferred stockAverage common shareholders' equity Less: Average goodwillLess: Average core deposit and other intangible assetsAverage tangible common shareholders' equityReturn on average tangible common shareholders' equity          Reconciliation of GAAP to Non-GAAP Measures  27

 $ 4,737,241  $ 4,581,295 $ 4,476,490 $ 4,321,400 $ 4,229,268  (339,937)  (339,937) (339,937) (339,937) (339,937)  $ 4,397,304  $ 4,241,358 $ 4,136,553 $ 3,981,463 $ 3,889,331  9,816,405  9,816,405 9,816,405 9,816,405 9,816,405  $ 447.95  $ 432.07 $ 421.39 $ 405.59 $ 396.21  $ 4,737,241  $ 4,581,295 $ 4,476,490 $ 4,321,400 $ 4,229,268  (339,937)  (339,937) (339,937) (339,937) (339,937)  (346,064)  (350,298) (350,298) (350,298) (350,298)  (19,288)  (21,879) (24,737) (27,819) (31,147)  $ 4,031,952  $ 3,869,181 $ 3,761,518 $ 3,603,346 $ 3,507,886  9,816,405  9,816,405 9,816,405 9,816,405 9,816,405  $ 410.74  $ 394.15 $ 383.19 $ 367.07 $ 357.35  PER SHARE DATAIn thousands (excl. per share data)  December 31,2021  September 30,2021  June 30,2021  March 31,2021  December 31,2020  Book Value Per Share Total shareholders' equity Less: Preferred stock Total common equityDivided by: Shares outstandingBook value per shareTangible Book Value Per ShareTotal shareholders' equity Less: Preferred stock Less: GoodwillLess: CDI and other intangiblesTangible equityDivided by: Shares outstandingTangible book value per share      Reconciliation of GAAP to Non-GAAP Measures  28